Exhibit 99.1

Mt. Hope and Liberty Asset Tour September 10, 2008 The Right Moly Investment

Forward Looking Statements 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future molybdenum prices, supply, demand and/or production; (ii) estimates of future cash costs, direct operating costs or royalty payments; (iii) estimates of future capital expenditures; (iv) estimates regarding timing of permitting, future development, construction or production activities; (v) statements regarding future exploration results; (vi) statements regarding cost structure, project economics, or competitive position, and (vii) statements comparing Mount Hope to other mines, projects, or metals. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2007 Annual Report on Form10KSB, as amended from time to time, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws

Mt. Hope – Engineering Progress and Costs 3 • Direct Labor: More accurately reflects actual wages, benefits, and overhead required to construct in Eureka, NV • Indirect labor: Now more accurately reflects correct level of construction management and construction support facilities • Materials/Freight: A combination of escalation in steel and oil-related products (HDPE) and increased level of detail take-offs with more complete design development • Pre-stripping: Cost increases are largely driven by the increase in diesel fuel costs • Owners Costs: Growth in permitting and well field exploration costs and additional staffing and infrastructure required to develop this size of project Total Project Capital Expected to be $1,000 million - $1,080 million

Mt. Hope – Engineering Progress and Operating Costs 4 Mt. Hope Operating Cost anticipated to increase to $5.30-$5.80 per pound Molybdenum from $4.42 per pound in BFS Energy-related costs account for 70% of overall increase •Diesel fuel increase accounts for more than 1/3 of total cost increase •Diesel fuel increase from $2.00 to $3.50 per gallon •Lubricant and Explosive prices are driven by oil Higher anticipated salaries and wages account for 15% of increase Mt. Hope anticipated to remain a low-cost primary producer as marginal cost of world production anticipated to reach $13/lb by 2011

Corporate Transactions: Off-take arrangements provide price protection 5 11.5M annual pounds committed with price protection that includes: • A hard floor price approaching $15 per pound on average; • PPI escalation annually; • A modest discount to customer above floor price

Corporate Transactions - Financing Plan 6 Total Hard Capital (100% basis)1: $1,000 - $1,080 Million Working Capital, Deposits: + $100 - $150 Million Total Requirements for Mt. Hope: $ 1,100 - $1,230 Million Spent to Date: $50 Million POSCO Initial Contribution: + $170 Million General Moly Cash on Hand: + $70 Million General Moly Equity Contribution: $290 Million POSCO 20% Capital Contribution: + $220 - $250 Million Total Equity Contributed to Project: $510 – $540 Million Remaining Project Finance Requirement: $590 - $690 Million 1. Includes CapEx indicated in the Company’s September 9 Press Release and anticipated working capital and bonding requirements . Focus: Maximize leverage and minimize dilution •Traditional Project Finance Debt Market •Continuing to discuss options with strategic partners •May look to strategic financial investors •Convertible debt and Equity are least preferred financing options